EXHIBIT 99.1

CONTACT AT ARBIOS:	CONTACT AT RX COMMUNICATIONS GROUP:
Walter C. Ogier	Paula Schwartz (Investors) 917-322-2216
781-839-7293	Pat Garrison (Media) 917-322-2567
wogier@arbios.com
AT MacDOUGALL BIOMEDICAL COMMUNICATIONS:
Doug MacDougall 508-647-0209

ARBIOS SYSTEMS ANNOUNCES ADDITION OF SENIOR PERSONNEL

Principal Consultants Bring Expertise in Blood Purification and Clinical Development

WALTHAM, MASSACHUSETTS - NOVEMBER 15, 2006 -- Arbios Systems, Inc. (OTC: ABOS), a company developing proprietary medical devices and cell-based therapies for the millions of patients each year who experience or are at risk for life-threatening episodes of liver failure, today announced the addition of two new senior personnel. Dr. Ulrich Baurmeister, Ph.D., has joined Arbios as Chief Technology Officer with responsibility for further development of proprietary blood separation technology for the Company, and Dr. Jan Stange, M.D., has joined as Senior Clinical Advisor, with responsibility for medical direction of the Company’s clinical trials. Dr. Jacek Rozga, M.D., Ph.D., will continue to serve as the Company’s Chief Scientific Officer on a part-time basis beginning November 30, 2006. All three individuals will work under retainer consulting agreements with the Company.

Dr. Ulrich Baurmeister brings exceptional experience to Arbios in the field of semi-permeable polymer membrane development, of relevance to Arbios’ lead product programs, the SEPET™ Liver Assist Device and the HepatAssist™ Cell-Based Liver Support System. From 1982 until 2000, Dr. Baurmeister served in various senior research and development, marketing and business development roles at Membrana GmbH, a leading supplier of semi-permeable membranes for dialysis and water purification, and its parent companies, Akzo Nobel and Acordis AG. He was most recently Managing Director, Business Development, overseeing Membrana’s extension into new areas of business and technology. From 2000 to 2004, he continued at Membrana while also serving as Chief Executive Officer of MAT Adsorption Technologies GmbH & Co. KG, a Membrana spin-off venture that developed selective adsorption membrane technology and was sold to B.Braun Medizintechnik, GmbH, a leader in clinical dialysis technology and systems. Dr. Baurmeister serves Arbios on a half-time basis, alongside his role as Advisor and Senior Visiting Scientist at the University Hospital Charite in Berlin, Germany.

Dr. Baurmeister’s academic background includes biomedical and chemical engineering degrees from the Universities of Toronto and Berlin and postdoctoral studies in artificial organs at the University of Groningen and Free University of Berlin. He serves on the boards of the Society of Artificial Organs, the International Society of Blood Purification, and the International Society for Apheresis. Dr. Baurmeister also participates in various working groups in the fields of biocompatibility of materials and organ failure. At Arbios, Dr. Baurmeister will initially focus on optimization of manufacturing and quality assurance for the Company’s lead product programs, as well as on the development of novel membranes for future products for indications in critical care medicine, including multi-organ failure.

Dr. Jan Stange similarly brings deep experience to Arbios in the field of clinical development of products for the treatment of liver failure, including managing pivotal phase, multi-center clinical trials for various liver failure indications in both the U.S. and Europe. From 2000 to 2005, he was a founder and the Medical Director of Teraklin GmbH, where he directed clinical trials of that company’s MARS Liver Assist system, currently owned by Gambro AS and marketed in Europe and Asia.

Since 1992, Dr. Stange has held academic, clinical and research positions at the University of Rostock, Germany and the University of California, San Diego and has founded other medical products companies in addition to Teraklin. He is currently Professor of Bioartificial Therapies at the University of Rostock. He serves on the board of directors of Forum Liver Dialysis, which organizes an annual scientific conference in Europe. Dr. Stange will serve Arbios on a part-time consulting basis, initially focusing on U.S. and European clinical development of SEPET™ Liver Assist Device. His involvement over the past quarter has helped to enhance the pace of patient enrollment into the SEPET™ clinical feasibility trial, with five additional patients enrolled and treated over the past two months -- bringing total current enrollment to ten patients.

Dr. Jacek Rozga, M.D., Ph.D., a founder of Arbios, has served as the Company’s Chief Scientific Officer since 2005, having previously served as President and Chief Executive Officer. Dr. Rozga will continue as Chief Scientific Officer, focusing on invention and development of new technologies and patenting, as well as scientific support of the ongoing SEPET™ clinical and manufacturing development program. Following his resignation as a full-time employee of Arbios, effective November 30, 2006, Dr. Rozga will work for Arbios on a part-time consulting basis to complement his newly accepted position as Chief Executive Officer of a privately held, Los Angeles-area cancer therapeutics company.

Walter C. Ogier, President and Chief Executive Officer of Arbios, commented, “We are very pleased to welcome Drs. Baurmeister and Stange to the Arbios team.  Each is a recognized leader in the liver dialysis field and both have expressed their enthusiasm about working with the Company to realize the therapeutic potential of our SEPET™ and HepatAssist™ products. Their experience and skills complement those of the Arbios management team, and they further bring to the Company an important presence in Europe, where we are focused on gaining commercial sales of SEPET™ under CE Mark approval. Together with Dr. Rozga, and others at Arbios, we remain committed to bringing our important technology and potential therapies to patients with, or at risk for, liver failure.”

About Arbios Systems
Arbios Systems, Inc. is developing proprietary medical devices and cell-based therapies to enhance the survival of millions of patients each year who experience, or are at risk for, life-threatening episodes of liver failure. The Arbios product candidate portfolio includes the SEPET™ Liver Assist Device, a novel blood purification therapy that provides enhanced "liver dialysis," and the HepatAssist™ Cell-Based Liver Support System, a bioartificial liver that combines blood detoxification with liver cell therapy to replace whole liver function in patients with the most severe forms of liver failure.

At the Rodman & Renshaw 8th Annual Healthcare Conference in New York on November 8, 2006, Mr. Ogier summarized recent, favorable progress of the Company’s U.S. IDE feasibility clinical trial of the SEPET™ Liver Assist Device, which has now enrolled ten patients at three major U.S. liver transplant hospitals. He also presented a summary of operating objectives for the Company, including paths to regulatory approvals and commercialization of SEPET™. A webcast of Mr. Ogier’s presentation, as well as other information on the Company, is available at www.arbios.com.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the goals and results of clinical trials, compliance with regulatory requirements, labeling of the Company's products, the need for subsequent substantial additional financing to complete clinical development of its products, future markets and demand for the Company's products, Arbios' ability to successfully market its products and technologies, and the Company’s ability to maintain relationships with key employees, consultants and advisors. These statements represent the judgment of Arbios' management as of this date and are subject to risks and uncertainties that could materially affect the Company. Arbios cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements. Please refer to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for a description of risks that may affect our results or business conditions. The Company does not undertake any obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. SEPET™ and HepatAssist™ are trademarks of Arbios Systems, Inc.

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